Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 (SEC File No. 333-248781) of our reports dated February 22, 2022, on our audits of the consolidated financial statements of Farmers & Merchants Bancorp, Inc. as of December 31, 2021 and 2020, and for the three-year period ended December 31, 2021, which report is included in Farmers & Merchants Bancorp, Inc.’s Annual Report on Form 10-K.

Fort Wayne, Indiana

February 22, 2022

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